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                                                                    Exhibit 99.1

 CONTACT: JOSEPH MACNOW
          (201) 587-1000


                                                          VORNADO
                                                          Realty Trust
                                                          Park 80 West, Plaza II
                                                          Saddle Brook, NJ 07663

FOR IMMEDIATE RELEASE -- April 15, 1997

     SADDLE BROOK, NEW JERSEY -- VORNADO REALTY TRUST (NYSE:VNO) announced today that it completed its previously announced combination with the Mendik Company and certain of its affiliates. The Mendik Company owns and manages a portfolio of commercial office properties in Manhattan. The consideration for this combination is approximately $656 million, including $264 million in cash, $177 million in privately placed Vornado UPREIT limited partnership units and $215 million in indebtedness.